UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 13, 2013

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ronald E. Stewart as President and Chief Executive Officer

On December 13, 2013, PRGX Global, Inc. (the “Company”) announced that the Board of Directors selected Ronald E. Stewart to be the Company’s permanent President and Chief Executive Officer effective as of December 13, 2013 (the “Effective Date”). Mr. Stewart had been serving as interim President and Chief Executive Officer of the Company since November 15, 2013. Mr. Stewart will remain a member of the Company’s Board of Directors.

In addition to his roles with the Company, Mr. Stewart, age 58, is a private equity investor and business entrepreneur. Prior to his current pursuits, Mr. Stewart was a senior partner with Accenture until his retirement in 2007, holding a number of executive positions during his 30-year career at the firm. During his tenure at Accenture, Mr. Stewart served as the global client partner for a number of Fortune 100 clients and led the firm’s retail and consumer goods practice in the eastern United States for a number of years. Mr. Stewart also led Accenture’s global transportation and travel industry program and served as the North America Managing Partner for the automotive, industrial manufacturing and transportation/travel industry groups.

There are no family relationships between Mr. Stewart and any director or executive officer of the Company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

Employment Agreement with Ronald E. Stewart

In connection with his appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Stewart on the Effective Date, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The material terms of the Employment Agreement are as follows:

1.    Term. The Employment Agreement provides for a term of three (3) years (the “Term”).

2.    Compensation. The Employment Agreement provides for an annual base salary of $515,000. Mr. Stewart will be eligible for an annual target bonus equal to 75% of his annual base salary and a maximum bonus equal to 150% of his annual base salary, based on the achievement of certain performance objectives to be set by the Company’s Compensation Committee. Mr. Stewart will also be eligible to receive stock options, restricted stock, stock appreciation rights and/or other equity awards under the Company’s applicable equity plans on such basis as the Compensation Committee may determine. Finally, the Employment Agreement provides for standard expense reimbursement, vacation time, and other standard executive benefits.

3.    Initial Equity Awards. Under the terms of the Employment Agreement, on December 13, 2013, the Company granted equity awards to Mr. Stewart consisting of an aggregate of 100,000 stock options (the “Stock Options”) and 150,000 shares of restricted stock (the “Restricted Stock” and, together with the Stock Options the “Initial Equity Awards”). The Initial Equity Awards were approved by the Company’s Compensation Committee and were granted under the PRGX Global, Inc. 2008 Equity Incentive Plan. All of the Stock Options have a seven year term and an exercise price of $6.54. The Stock Options will vest and become exercisable in three equal installments on each of June 15, 2015, June 15, 2016 and June 15, 2017. The Restricted Stock will vest and become non-forfeitable in full on the third anniversary of the date of grant. In addition, a portion of the Initial Equity Awards may vest upon the occurrence of certain other events including the termination of Mr. Stewart by the Company without Cause or by Mr. Stewart for Good Reason (as such terms are defined in the Employment Agreement) as discussed in more detail below.

4.    Post-Termination Benefits.

(a) Without Cause or For Good Reason Before the First Anniversary of the Effective Date. If Mr. Stewart, before the first anniversary of the Effective Date, (x) terminates his employment for Good Reason or (y) is terminated by the Company without Cause, then he is entitled to the following: (i) payment of his annual base salary for the period equal to the greater of three (3) months or the number of full months of continuous service Mr. Stewart has with the Company and its subsidiaries (the “Initial Severance Period”); (ii) payment of any actual earned full-year bonus (pro-rated) for the year in which Mr. Stewart’s employment termination occurs prorated based on the number of days Mr. Stewart was employed for the year; (iii) continuation of health care plan coverage for the Initial Severance Period; (iv) payment of any accrued obligations; (v) vesting of a prorated number of one-third (1/3) of the shares of the Restricted Stock, subject to the achievement of certain price targets with respect to the Company’s common stock; and (vi) vesting of a prorated number of one-third (1/3) of the Stock Options that would have vested based upon Mr. Stewart’s continued employment after the date of grant through June 15, 2015. In addition, Mr. Stewart’s outstanding Stock Options would remain outstanding until one year after the date of termination of Mr. Stewart’s employment.

(b) Without Cause or For Good Reason After the First Anniversary of the Effective Date (No Change in Control). If, on or after the first anniversary of the Effective Date, Mr. Stewart, other than on or within two years after a Change of Control, (x) terminates his employment for Good Reason or (y) is terminated by the Company without Cause, then he is entitled to the following: (i) payment of his annual base salary for a period of 12 months (the “Severance Period”); (ii) payment of any actual earned full-year bonus (pro-rated) for the year in which Mr. Stewart’s employment termination occurs prorated based on the number of days Mr. Stewart was employed; (iii) continuation of health care plan coverage for the Severance Period; (iv) payment of any accrued obligations; (v) vesting of the Restricted Stock as follows: (A) vesting of a prorated number of two-thirds (2/3) of the shares of the Restricted Stock, subject to the achievement of certain price targets with respect to the Company’s common stock, and (B) if the date of termination occurs after the second anniversary of the grant date, vesting of a prorated number of the remaining one-third (1/3) of the shares of the Restricted Stock, subject to the achievement of certain increased price targets with respect to the Company’s common stock; (vi) vesting of a prorated number of one-third (1/3) of the Stock Options; and (vii) payment of up to $20,000 of outplacement services. In addition, Mr. Stewart’s outstanding Stock Options would remain outstanding until the earlier of one year after the date of termination of Mr. Stewart’s employment or the original expiration date of the Stock Options.

(c) Without Cause or For Good Reason After the First Anniversary of the Effective Date (Change in Control). If, on or after the first anniversary of the Effective Date and within 2 years following a Change in Control, Mr. Stewart (x) terminates his employment for Good Reason or (y) is terminated by the Company without Cause, then he is entitled to receive the same benefits as he would have received as described above, other than the accelerated vesting of the equity awards, under “Without Cause or For Good Reason After the First Anniversary of the Effective Date (No Change in Control)” except that (i) the payment of Mr. Stewart’s annual base salary shall be for a period equal to 18 months (the “Change in Control Severance Period”); and (ii) Mr. Stewart’s health care plan coverage shall continue for the Change in Control Severance Period. In any case, pursuant to the respective award agreements, all of Mr. Stewart’s equity awards would become vested and non-forfeitable in the event of a Change in Control.

(d) For Cause. If the Company terminates Mr. Stewart’s employment for Cause or Mr. Stewart terminates his employment for other than a Good Reason, the Employment Agreement terminates and the Company will have no further obligations to Mr. Stewart other than to pay any accrued obligations.

(e) Death or Incapacity. If Mr. Stewart’s employment is terminated by death or incapacity, Mr. Stewart is entitled to receive (i) payment of any actual full-year bonus (pro-rated) for the year in which Mr. Stewart’s termination by death or incapacity occurs; (ii) payment of any accrued obligations; (iii) vesting of the Restricted Stock as follows: (A) vesting of a prorated number of two-thirds (2/3) of the shares of the Restricted Stock, subject to the achievement of certain price targets with respect to the Company’s common stock, and (B) if the date of termination occurs after the second anniversary of the grant date, vesting of a prorated number of the remaining one-third (1/3) of the shares of the Restricted Stock, subject to the achievement of certain increased price targets with respect to the Company’s common stock; (vi) vesting of a prorated number of one-third (1/3) of the Stock Options. In addition, Mr. Stewart’s outstanding Stock Options would remain outstanding until the earlier of one year after the date of termination of Mr. Stewart’s employment or the original expiration date of the Stock Options.

(f) Failure to Extend the Term. If Mr. Stewart’s employment is terminated upon expiration of the Term, Mr. Stewart is entitled to receive (x) any accrued obligations and (y) the vesting of the remaining one-third (1/3) of the outstanding unvested Stock Options. Also, if the Company fails to give Mr. Stewart notice that it does not intend to seek an extension of the Term at least 120 days prior to the expiration of the Term, Mr. Stewart will be entitled to a continuation of his base salary for four (4) months following termination.

5.    Business Protection Agreements. Mr. Stewart is also bound by confidentiality provisions, non-competition covenants and non-solicitation restrictions concerning both customers and employees of the Company.

The foregoing description is qualified in its entirety by reference to the Employment Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit 10.1    Employment Agreement dated December 13, 2013, by and between Ronald E. Stewart and the Company

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums Senior Vice President, Secretary and General Counsel

Dated: December 19, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Employment Agreement dated December 13, 2013, by and between Ronald E. Stewart and the Company